EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-102696 of Oriental Financial Group Inc. on Form S-8 of our report dated June 17, 2005, appearing in this Annual Report on Form 11-K of Oriental Bank & Trust Cash or Deferred Arrangement Profit Sharing Plan for the year ended December 31, 2005.
/s/ Deloitte & Touche LLP
San Juan, Puerto Rico
November 3, 2006
Stamp No. 2166653
affixed to original.

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